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                                                                    EXHIBIT 99.1

                               CONTOUR ENERGY CO.

                                    CONSENT

     The Board of Directors of Contour Energy Co. is soliciting the consents of holders of Contour's $2.625 Convertible Exchangeable Preferred Stock to the adoption of an amendment to Contour's Certificate of Incorporation that would reclassify each share of the $2.625 Convertible Exchangeable Preferred Stock into three shares of Contour's common stock and one share of Contour's $7.25 Redeemable Cash Equivalent Preferred Stock, as described in the accompanying Prospectus, Consent Solicitation Statement and Information Statement. TO CONSENT TO THE AMENDMENT, PLEASE SIGN AND DATE THE OTHER SIDE OF THIS CONSENT AND RETURN IT TO THE SOLICITATION AGENT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

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     I/we, being a holder of Contour Energy Co.'s $2.625 Convertible
Exchangeable Preferred Stock, consent to the adoption of the following resolution:

     RESOLVED, that the amendment to Article 4 of Contour's Certificate of Incorporation set forth in Appendix A to Contour's Prospectus, Consent
Solicitation and Information Statement dated           , 2001 is hereby
approved.

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                                               Signature of Stockholder(s)

                                               Please sign exactly as your
                                               name appears hereon. Joint
                                               owners must each sign. When
                                               signing as attorney,
                                               executor, administrator,
                                               trustee or guardian, please
                                               give your full title.

Date:           , 2001